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                                                                     EXHIBIT 4.4

                       INSTRUCTIONS AND CONSENT AGREEMENT

         THIS INSTRUCTIONS AND CONSENT AGREEMENT, dated as of March 31, 1987, by and between AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP, of which Airlease Management Services, Inc. is general partner ("Airlease"), and THE WORLD WING COMPANY LIMITED, a corporation formed and existing under the laws of the Bahamas ("Lender");

                              W I T N E S S E T H:

         Whereas MERIDIAN TRUST COMPANY, a trust company organized under the laws of the Commonwealth of Pennsylvania, not in its individual capacity except as provided in the Loan and Security Agreement referred to below, but solely as trustee under that certain Trust Agreement (as defined in the Loan and Security Agreement) ("Borrower") and Lender have entered into that certain Loan and Security Agreement dated as of March 20, 1987 (the "Loan Agreement") (all terms defined in the Loan Agreement shall have the same meaning when used herein); and

         Whereas Borrower and Airlease have entered into the Trust Agreement whereby, among other things, (i) Borrower established a certain trust for the use and benefit of Airlease, (ii) provision was made for the payment by Borrower to Airlease of amounts distributable to Airlease thereunder and (iii) Borrower is directed and authorized to take any action as Airlease may request through written instructions; and

         Whereas execution of this Instructions and Consent Agreement by Airlease is a condition precedent to the loan under the Loan Agreement;

         N o w, T h e r e f o r e, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce Lender to make the loan provided for in the Loan Agreement, the parties hereto agree as follows:

         1. Instructions to Borrower. Airlease acknowledges and agrees that it has the right, power and authority under the Trust Agreement to cause Borrower to grant a lien on and security interest in the Aircraft, Airframes, Engines, Parts, Lease, Assignment Agreement, Purchase Agreement, TBT Note and TBT Lease to Lender for the uses and purposes set forth in the Loan Agreement, and that Borrower has the right, power and authority

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under the Trust Agreement to grant a lien on and security interest in the
Aircraft, Airframes, Engines, Parts, Lease, Assignment Agreement, Purchase Agreement, TBT Note and TBT Lease to Lender for the uses and purposes set forth in the Loan Agreement. Airlease hereby ratifies the Loan Agreement and instructs Borrower to enter into the Loan Agreement and to perform al1 obligations under the Loan Agreement undertaken by the Borrower thereunder and ratifies any action previously taken by Borrower in entering into and performing its obligations under the Loan Agreement. Airlease acknowledges that its interest in the Collateral is bound by and subject to the Loan Agreement. Lender shall assume, and shall be fully protected in assuming, that Borrower is authorized by the TRUST Agreement to enter into the Loan Agreement and to take all action permitted to be taken by it pursuant to the provisions thereof, and need not inquire into the authorization of Borrower with respect thereto. In the administration of the trust pursuant to the Loan Agreement, Borrower may execute any of the trusts or powers thereof and perform its powers and duties thereunder directly or through agents or attorneys and may, subject to and in compliance with the Trust Agreement, at the expense of Airlease, consult with independent counsel, accountants and other experts to be selected and employed by it, and Borrower shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written advice or opinion of any such independent counsel, accountants or other experts acting within such persons' area of competence (so long as Borrower shall have exercised reasonable care in selecting such persons).

         2. Airlease Liens. Airlease will warrant and defend the lien and security interest in all Collateral against all Liens arising out of acts of or claims against Airlease. Airlease warrants that there is no financing statement or other filed or recorded instrument in which Airlease is named as debtor now on file in any public office covering any of the Collateral except the financing statements or other instruments filed or to be filed in respect of and for the lien and security interest provided for in the Loan Agreement. Airlease agrees that it will at its own cost and expense promptly take such action as may be necessary to duly discharge and satisfy in full all liens or encumbrances attributable to Airlease on any part of the Collateral.

         3. Lender as Airlease's Attorney-in-Fact. Airlease hereby constitutes and appoints Lender the true and lawful attorney of Airlease, irrevocably, with an interest and full power (in the name of Airlease or otherwise) to ask, demand, require and

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receive all rights to the property, rights and interests granted to Airlease and
Borrower pursuant to the terms of the Purchase Agreement, Assignment Agreement, TBT Note and TBT Lease and without limiting the provisions of the foregoing, during the continuance of any Loan Default, to sue for, give acquittance for, settle, adjust or compromise any claim for any and all rights which are assigned under the Granting Clause of the Loan Agreement as fully as Airlease could itself do.

         Notwithstanding any other provision of these Instructions and Consent Agreement, (a) unless and until a Loan Default shall have occurred and be continuing, all rights, powers, authorizations, approvals, privileges, benefits, notices and consents under or with respect to the Assigned Agreements, including, without limitation, the right to give waivers, consents and approvals, shall be exercised or given, as the case may be, by the Borrower (at the direction of Airlease), with the prior written consent of the Lender, which shall not be unreasonably withheld (Lender hereby agreeing to respond promptly to any request therefor by Borrower or Airlease), provided that no consent shall be required for the exercise of rights, powers, privileges and notices of an administrative nature, and (b) after a Loan Default under Section 4.01(a) of the Loan Agreement has occurred and is continuing when no other Loan Default (excepting an Event of Default) has occurred and is continuing:

              (i) Lender shall not enter into any modification, waiver or amendment to the Lease the effect or result of which is to extend the Term of the Lease, or alter the amount of any Rent or alter the terms and provisions of the Lease, or exercise or enforce any other of its rights and remedies under the Lease, prior to the expiration of the period during which Borrower (at the direction of Airlease) may cure said default pursuant to Section 4.04 of the Loan Agreement, and

              (ii) in the event Borrower (at the direction of Airlease) shall make the payments set forth in the first sentence of Section 4.04 of the Loan Agreement, then, subject to the conditions set forth below, Borrower (at the direction of Airlease) shall be entitled, to the exclusion of Lender, notwithstanding the existence of one or more other Events of Default, to exercise in good faith having due regard for the interests of Lender, all of the remedies of the lessor under the Lease, including

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         without limitation, the right to declare the Lease in default under
         Article 18 thereof, to terminate the Lease with Lessee, and to re-lease the Aircraft pursuant to a lease reasonably satisfactory in form and substance to Lender to one or more successive third party lessees each of which shall be an air carrier certificated by the Federal Aviation Administration and be capable of maintaining the Aircraft pursuant to a maintenance program reasonably satisfactory to Lender, and each of which lessee or lessees shall be approved in writing by Lender.

         Airlease's right to direct Borrower to exercise the foregoing rights and powers is conditional upon (1) there being no existing Loan Default other than under Section 4.01(a) of the Loan Agreement and (2) compliance by Borrower, Airlease or a third party lessee approved by Lender pursuant to the preceding paragraph with all requirements of the Lease, to the extent that noncompliance could have a material adverse affect on the value of the Collateral including, without limitation, Section 6.05 (maintenance) and Sections 12.01 and 12.02 (insurance) of the Lease.

         Notwithstanding the foregoing, Lender reserves the right to call the Note pursuant to Section 2.10(a)(iv) of the Loan Agreement.

         4. Further Assurances. Airlease agrees that at any time and from time to time, upon the written request of Lender, Airlease will promptly and duly execute and deliver any and all such further instruments and documents as Lender may deem desirable in obtaining the full benefits of this Instructions and Consent Agreement and the Loan Agreement and of the rights and powers herein or therein granted.

         5. Action by Airlease. Except as provided herein, Airlease will not without the prior written consent of Lender:

     (a) declare a default or exercise any remedies under, or terminate, modify or accept a surrender of, or offer or agree to any termination, modification or surrender of, any Assigned Agreement or by affirmative act consent to the creation or existence of any security interest or other Lien (other than the security interest and Lien of the Loan Agreement) to secure payment of indebtedness upon the leasehold estate created by the

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Lease or any part thereof, or upon any of Airlease's and Borrower's rights under the Assignment Agreement, Purchase Agreement, TBT Note and TBT Lease; or

     (b) sell, mortgage, transfer, assign or hypothecate (other than to Lender) Airlease's and Borrower's interests in the Aircraft, Lease, Assignment Agreement, Purchase Agreement, TBT Note and TBT Lease, provided that Airlease may sell, transfer or assign (other than any sale, transfer or assignment for security) all of Airlease's interest in any Aircraft or portion thereof and the Assigned Agreements to the extent related to such Aircraft owned through the Trust to any affiliate of Airlease or, with Lender's consent (which consent shall not be unreasonably withheld, and which shall be given or denied promptly after any request) to any Person organized under the law of any state of the United States, which has a consolidated net worth of $25 million or more, so long as (i) such purchaser, transferee or assignee (the "Transferee") assumes all obligations of Airlease under this Instructions and Consent Agreement, the Trust Agreement and the Assigned Agreements to the extent any such agreements relate to the Aircraft or portion thereof being transferred, (ii) Airlease transfers all interest in the Trust Agreement and each of the Assigned Agreements to the extent an,7 such agreements relate to the Aircraft or portion thereof being transferred, and (iii) no Loan Default has occurred and is continuing; and provided further, Airlease may remove the Trustee and appoint a successor Trustee under the Trust Agreement without regard to any net worth requirements so long as such successor Trustee is an affiliate of Airlease. Upon a transfer of all, but not less than all, of Airlease's right, title and interest in the Aircraft and the Assigned Agreements to a Person which is not an affiliate of Airlease in compliance with this Section 5, Airlease shall be released of all obligations under this Instructions and Consent Agreement.

         6. Notice of Default. In the event Airlease shall have actual knowledge of a Loan Default or an event or condition which after notice or lapse of time or both would constitute a Loan Default, Airlease shall give notice of such Loan Default or such event or condition to Lender, Borrower and Lessee.

         7. Indemnification. Airlease hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless Lender and its successors, assigns, agents and

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servants, from and against any and all liabilities (including strict tort liability), obligations, losses, damages, penalties, taxes (excluding any taxes, fees or other charges on, based on, or measured by, its gross or net receipts or its gross or net income, or any business or similar taxes, any transfer taxes, or any withholding taxes related to the payment of principal, Prepayment Premium, if any, or interest on the Note to Lender), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral or Lender (whether or not also indemnified against by any other Person under any other document) in any way relating to or arising out of this Instructions and Consent Agreement, the Loan Agreement, the Note, the Lease or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, registration, possession, use, operation, condition, sale, return or other disposition of the Aircraft (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Collateral or the action or inaction of Borrower, Airlease or Lender except only in the case of willful misconduct or gross negligence of Lender, or in any way relating to or arising out of the TBT Lease or the IBM Consent Agreement (including, without limitation, any breach by Lender of the TBT Lease or the IBM Consent Agreement or the last sentence of Section 15.09 of the Loan Agreement); provided that Lender shall not make any claim under this section for any claim or expense indemnified against by Lessee under the Lease or Purchase Agreement.

         8. Consent of Lender. Neither Borrower nor Airlease shall enter into any amendment of, or supplement to, the Lease, the Trust Agreement, the Purchase Agreement, the Assignment Agreement, the TBT Note or the TBT Lease, or execute and deliver any waiver or modification of, or consent or approval under, the terms of any such agreement, unless such supplement, amendment, waiver, modification, consent or approval is consented to in writing by Lender, which consent shall not be unreasonably withheld. Lender shall give or deny such request promptly after receipt of written instructions therefor.

         9. Lender Protected. If in the opinion of Lender any document required to be executed pursuant to the terms of Section

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9.01 of the Loan Agreement adversely affects any right, duty, immunity or indemnity in favor of Lender under this Instructions and Consent Agreement, the Loan Agreement, the Assignment Agreement, the Purchase Agreement, the Lease, the TBT Note or the TBT Lease, Lender may in its discretion decline to execute such document.

         10. Representations and Warrants of Airlease. Airlease covenants, warrants and represents that:

         (a) Airlease is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California;

         (b) Airlease has the full power and authority to enter into and perform its obligations under this Instructions and Consent Agreement, the Purchase Agreement, the Trust Agreement and the Assignment Agreement, and has full power and authority to perform its obligations under the TBT Lease;

         (c) There are no proceedings pending, or to the knowledge of Airlease threatened, and to the knowledge of Airlease, there is no existing basis for any such proceedings, against or affecting Airlease in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, might materially and adversely affect the Collateral or would call into question the right, power and authority of Airlease to enter into or perform this Instructions and Consent Agreement, the Assignment Agreement, the Trust Agreement, the TBT Lease or the Purchase Agreement;

         (d) The Collateral is free and clear of any Liens attributable to Airlease. Airlease has not by affirmative act conveyed any interest in the Collateral to any Person or subjected the Collateral to any Lien except as contemplated by the Loan Agreement;

         (e) Airlease is not in violation in any material respect of any term of this Instructions and Consent Agreement, the Trust Agreement, the Assignment Agreement, the TBT Lease or the Purchase Agreement;

         (f) Airlease has no actual knowledge of any Default or Event of Default by Lessee or any other condition or event which may materially adversely affect Lessee's ability to comply with

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any of the terms of the Lease; Airlease has no notice or knowledge of any other
Loan Default;

         (g) This Instructions and Consent Agreement, the Assignment Agreement, the Purchase Agreement and the Trust Agreement have been duly authorized by all necessary action on the part of Airlease, have been duly executed and delivered by Airlease, and constitute (assuming the due authorization, execution and delivery of such agreements by the other parties thereto) the valid and binding obligations of Airlease enforceable against it with regard to any undertakings by Airlease pursuant to the terms thereof;

         (h) The execution and delivery of this Instructions and Consent Agreement, the Assignment Agreement, the Trust Agreement and the Purchase Agreement and compliance by Airlease with all of the provisions hereof and thereof do not and will not contravene any law of the United States or the State of California governing the powers of Airlease, or any order of any court or governmental authority or agency applicable to or binding on Airlease or the provisions of its limited partnership agreement; and

         (i) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body of the United States or the State of California governing the powers of Airlease is required for the due execution, delivery and performance of this Instructions and Consent Agreement, the Purchase Agreement, the Trust Agreement or the Assignment Agreement by Airlease.

         11. Payments to Borrower. Airlease agrees to pay and deliver all Rent and any other monies due under or arising out of the Lease actually received by Airlease under the Lease to Borrower to the extent necessary to allow Borrower to perform its obligations under the Note and the Loan Agreement. Notwithstanding any other provisions of this Instructions and Consent Agreement, all payments of principal and interest to be made under the Note and under the Loan Agreement shall be made only from the income and proceeds from the Lease and the security interests in the Aircraft, Airframes, Engines, Parts, the Purchase Agreement, the Assignment Agreement, the TBT Lease and the TBT Note and only to the extent of Borrower's and Airlease's interest thereto, except for Excepted Property. Lender agrees that it will look solely to the income and proceeds from the Lease and the security interests described above to the extent available for

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distribution to the Lender as provided in the Loan Agreement, that the Note shall be nonrecourse to Airlease and Borrower, and that Airlease and Borrower shall not be personally liable to the holder of the Note for any amount payable under the Note or the Loan Agreement.

         12. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, Lender and its successors and permitted assigns, Airlease and its successors and permitted assigns, and Borrower and its successors, all as herein provided.

         13. Headings. The headings of the various Sections herein are for convenience of reference only and shall not define, limit or expand any of the terms or provisions hereof.

         14. Severability. Any provision of this Instructions and Consent Agreement which is prohibited and unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         15. Governing Law. This Instructions and Consent Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of California, including all matters of construction, validity and performance. This Instructions and Consent Agreement is being delivered in the State of California.

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         IN WITNESS WHEREOF, the parties hereto have caused this Instructions and Consent Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

                                    AIRLEASE:

                                    AIRLEASE LTD., A CALIFORNIA
                                      LIMITED PARTNERSHIP

                                    By AIRLEASE MANAGEMENT
                                      SERVICES, INC., as General
                                      Partner

                                           By  /s/ Douglas C. Kay
                                               ---------------------------------
                                             Title     President
                                                  ------------------------------
                                    LENDER:

                                    THE WORLD WING COMPANY LIMITED, a
                                    corporation formed and existing under the laws of the Bahamas

                                           By  /s/ T. Watanabe
                                               ---------------------------------
                                             Title  Treasurer
                                                  ------------------------------

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